Exhibit 99.1

ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	As Reported					Updated (1)
	Q2’06	Q1’06	Q2’05	Q-Q Growth	Y-Y Growth	Q2’06	Q1’06	Q2’05	Q-Q Growth	Y-Y Growth
Geography
North America	26%	26%	24%	14%	29%	25%	26%	24%	12%	26%

Europe	25%	25%	25%	12%	16%	24%	25%	25%	9%	13%
Japan	25%	25%	25%	14%	16%	24%	25%	25%	8%	10%
Asia Pacific	24%	24%	26%	16%	8%	27%	24%	26%	29%	20%

International	74%	74%	76%	14%	13%	75%	74%	76%	15%	14%

Total	100%	100%	100%	14%	17%	100%	100%	100%	14%	17%

Product Category
New	17%	13%	8%	50%	139%	17%	13%	8%	49%	138%
Mainstream	36%	36%	32%	15%	32%	36%	36%	32%	15%	32%
Mature & Other	47%	51%	60%	5%	-8%	47%	51%	60%	5%	-8%

Total	100%	100%	100%	14%	17%	100%	100%	100%	14%	17%

Market Segment
Communications	44%	44%	43%	13%	19%	44%	44%	43%	13%	19%
Industrial	34%	33%	31%	16%	27%	34%	33%	31%	16%	27%
Consumer	13%	13%	16%	19%	-2%	13%	13%	16%	19%	-2%
Computer & Storage	9%	10%	10%	9%	8%	9%	10%	10%	9%	8%

Total	100%	100%	100%	14%	17%	100%	100%	100%	14%	17%

FPGAs and CPLDs
FPGA	70%	71%	69%	13%	19%	70%	71%	69%	12%	18%
CPLD	21%	19%	20%	25%	23%	21%	19%	20%	27%	25%
Other	9%	10%	11%	3%	-4%	9%	10%	11%	4%	-3%

Total	100%	100%	100%	14%	17%	100%	100%	100%	14%	17%

(1)	Italicized information supersedes the corresponding information furnished in the company’s July 24, 2006 Form 8-K.

Product	Category Description

Category	Products
New	Stratix II, Stratix II GX, Cyclone II, MAX II, HardCopy and HardCopy II
Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A
Mature & Other	Classic, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX 6000, FLEX 8000, FLEX 10K, FLEX 10KA, FLEX 10KE, APEX 20K, APEX 20KE, APEX 20KC, APEX II, ACEX 1K, Mercury, Excalibur, configuration and other devices, intellectual property cores, and software and other tools